HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                  (Unaudited)


                                                              At March 31, 1997
                                                              -----------------

ASSETS
Current Assets:
   Cash                                                         $    387,323
   Accounts Receivable                                               334,321
   Prepaid Expenses                                                   19,272
                                                                 -----------
Total Current Assets                                                 740,916
                                                                 -----------

Property, Plant & Equipment                                        1,401,692
   Less:  Reserve for DDA                                            282,843
                                                                 -----------
                                                                   1,118,849
                                                                 -----------

Other Assets                                                       1,166,807
                                                                 -----------

Total Assets                                                     $ 3,026,572
                                                                 ===========


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  1,250             $     1,250
   Paid-in Capital                                                 3,248,750
Retained Earnings                                                (11,031,516)
                                                                 -----------
Total Stockholders Equity                                         (7,781,516)
                                                                 -----------

Current and Accrued Liabilities:
   Notes Payable - Intercompany                                    8,700,000
   Accounts Payable                                                    3,484
   Accounts Payable - Intercompany                                   863,564
   Federal Income Taxes Payable                                     (409,020)
   Other Accrued Liabilities                                         552,649
                                                                 -----------
Total Current and Accrued Liabilities                              9,710,677
                                                                 -----------

Deferred Credits:
  Accumulated Deferred Income Taxes                                  540,121
  Other Deferred Credits                                             557,290
                                                                 -----------
Total Deferred Credits                                             1,097,411
                                                                 -----------

Total Liabilities and Stockholders Equity                        $ 3,026,572
                                                                 ===========